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                 [COOPERS & LYBRAND LETTERHEAD APPEARS HERE]

                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


The Board of Directors and Stockholders
Electric Fuel Corporation


We consent to the incorporation by reference in the registration statements (No's 33-81044 and 333-19753) on Form S-8 of Electric Fuel Corporation of our report dated March 20, 1998 relating to the consolidated balance sheets of Electric Fuel Corporation as of December 31, 1997 and 1996 and the related consolidated statements of loss, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 which report appears in the December 31, 1997 annual report on Form 10-K of Electric Fuel Corporation.



                                           /s/ Kesselman & Kesselman
                                           Kesselman & Kesselman
                                           Certified Public Accountants (Israel)


Jerusalem, Israel
March 27, 1998